EXHIBIT 99.1

[GOLDEN PHOENIX LOGO]

GOLDEN PHOENIX APPOINTS TOP MINING EXECUTIVE, DONALD

PRAHL, TO LEAD START-UP OF ASHDOWN MOLY MINE

- A VETERAN INDUSTRY PROFESSIONAL WITH PROVEN GOLD AND MOLY

EXPERIENCE -

SPARKS, NV, August 16, 2006 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce the appointment of Donald R. Prahl as Vice President Operations. Mr. Prahl takes charge of all mine development beginning with the near-term start of production at the Ashdown molybdenum-and-gold joint venture in Humboldt County, Nevada. Earl Harrison, Mine Manager, will report to Mr. Prahl and continue to direct the Ashdown project on a day-to-day basis.

Don Prahl brings to Golden Phoenix a distinguished career running major mining operations throughout the country. Notable are Mr. Prahl’s achievements as Vice President and General Manager of the Barrick Goldstrike Mine in Elko, Nevada, where he managed 1600 employees and a $350 million budget. During his tenure, the Goldstrike mine established a record for single-year output of 2.4 million ounces of gold while generating profits of $315 million.

Prior to that, Mr. Prahl was Vice President and General Manager for the Cyprus-Amax Sierrita mine in Arizona, overseeing copper and molybdenum mining, flotation, roasting and packaging. Mr. Prahl initiated a top-to-bottom turn-around at Sierrita, which was subsequently named the safest surface mine in America by the Mine Safety and Health Administration (MSHA) and rated the world’s most productive surface mine by CRU International.

Most recently, Mr. Prahl was Vice President and General Manager for the Cleveland Cliffs iron mine in Minnesota, in charge of 500 employees and a $185 million budget. Through Mr. Prahl’s leadership, the mine increased tonnage and reduced costs, achieved ISO-14001 compliance and delivered rising profits, while being awarded for the lowest MSHA reportable injury rate in the company’s history.

Addressing the appointment, David A. Caldwell, President of Golden Phoenix, said, “Don Prahl represents the expanding future of Golden Phoenix. His breadth of experience and force of character bring added dimensions to our ranks. Our Board of Directors recognizes the drive-to-excel that exemplifies

Don’s career and aims to harness that drive toward safe, efficient and profitable production. We are proud to have attracted a professional of Don’s stature, and welcome his energy and talents.”

Don Prahl commented on his appointment, saying, “I am grateful for the opportunity to help bring this remarkable moly mine to market. I am impressed with the quality and tenacity of the Golden Phoenix team, from its executive leadership to its expert field managers and miners. Initially, I plan to set up residence near the Ashdown mine in order to be close to the action. My wife, Diana, and I are delighted to return to our roots in Nevada, and look forward to playing a part in this rapidly evolving success story.”

Mr. Prahl earned his Minerals Engineering degree from the University of Wisconsin, and completed post-graduate training through Harvard University. His many awards include the Nevada Governor’s Award for Excellence in Mining Reclamation and the MSHA Sentinels of Safety Award. Mr. Prahl is an active member of the American Institute of Mining Engineers and served as a past Director and Chairman of the Board of the Nevada Mining Association.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is manager/operator and 60% owner and partner of the Ashdown gold and molybdenum property in Humboldt County, Nevada.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Executive Vice President for Strategic Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.